UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐	Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Staar Surgical Company

(Name of Registrant as Specified In Its Charter)

Alcon Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Alcon released the following press release and investor discussion materials on December 9, 2025 related to the proposed acquisition of STAAR Surgical Company.

Alcon Announces Amended Merger Agreement with STAAR Surgical

•	Agreement follows discussions with STAAR stockholders and the closure of STAAR’s “go-shop” period

•	New terms include an increase in acquisition price and reductions in payments to executives

•	Alcon urges STAAR stockholders to vote in favor of the transaction in advance of the December 19, 2025, meeting

GENEVA, Switzerland, Dec 9, 2025 – Alcon (SIX/NYSE: ALC), the global leader in eye care dedicated to helping people see brilliantly, today announced that it has entered into an amended merger agreement for the acquisition of STAAR Surgical Company (NASDAQ: STAA, “STAAR”), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction.

In November 2025, by mutual agreement with Alcon, the STAAR Board began an unencumbered “go-shop” process, in connection with which Alcon waived its matching rights and any break-up fee if a superior proposal materialized. No such offer was received and the “go-shop” window expired on December 6.

Over that period, Alcon took its case for the superior value of the merger directly to STAAR stockholders, emphasizing that:

•	STAAR doesn't have the scale or resources to be a profitable, high-growth standalone company

•	Alcon, as the global leader in eye care, is best suited to maximize the value of this product, which is reflected in the generous premium offered

•	The alternative for STAAR stockholders is a silent takeover by activist investors with no premium and a highly uncertain future

Under the terms of the amended agreement, Alcon will purchase all outstanding shares of STAAR for $30.75 per share in cash. This purchase price increase represents an additional approximately $150 million in equity value for stockholders. The transaction now represents a total equity value of approximately $1.6 billion, representing a 74% premium to STAAR’s 90-day Volume Weighted Average Price (VWAP) and a 66% premium to the closing price of STAAR common stock on August 4, 2025. Alcon intends to finance the transaction through the issuance of short- and long-term credit facilities. STAAR stockholders are urged to review Alcon’s detailed views on this transaction, which can be found here: https://investor.alcon.com/news-and-events/events-and-presentations/default.aspx

1/4

“The amended transaction provides tremendous value to STAAR stockholders, while providing an exciting opportunity for Alcon to broaden the access to STAAR’s leading technology to benefit patients around the world,” said David Endicott, Chief Executive Officer of Alcon. “This best and final offer to the STAAR stockholders offers a clear choice: a substantial and certain premium versus an uncertain future tied to a dissident activist with a dubious track record.”

The Boards of Directors of Alcon and STAAR have approved the amended merger agreement, and the STAAR Board of Directors has recommended that STAAR stockholders approve the transaction.

Alcon expects the transaction to be accretive to earnings in year two. It is anticipated to close in early 2026, subject to customary closing conditions, including regulatory approvals and approval by STAAR’s stockholders.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the potential transaction between Alcon and STAAR and the expected timing, impacts and benefits thereof, Alcon’s and STAAR’s business strategies, performance, market adoption and estimates of market size. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on Alcon’s and STAAR’s management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions. The following factors could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect STAAR or the expected benefits of the proposed merger or that the approval of STAAR’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for STAAR will be made; (iv) risks that third parties and/or STAAR stockholders may oppose consummation of the proposed merger on the proposed terms or at all; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require STAAR to pay a termination fee or other expenses or Alcon to pay a termination fee; (vii) the effect of the announcement or pendency of the merger on STAAR’s ability to retain and hire key personnel, STAAR’s ability to retain key customers, suppliers or distributors or its operating results and business generally, (viii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (ix) the merger may result in the diversion of management’s time and attention to issues relating to the merger; (x) there may be significant transaction costs in connection with the merger; (xi) legal proceedings may be instituted against STAAR following the announcement of the merger, which may have an unfavorable outcome; and (xii) STAAR’s stock price may decline significantly if the merger is not consummated. In addition, a number of other important factors could cause STAAR’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed under the heading “Risk Factors” contained in Alcon’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 and in STAAR’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, each as filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in such company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of STAAR’s website at investors.staar.com and Alcon’s website at investor.alcon.com.

2/4

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, neither Alcon nor STAAR undertake any obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing Alcon’s or STAAR’s views as of any date subsequent to the date of this press release.

About Alcon

Alcon helps people see brilliantly. As the global leader in eye care with a heritage spanning over 75 years, we offer the broadest portfolio of products to enhance sight and improve people’s lives. Our Surgical and Vision Care products touch the lives of more than 260 million people in over 140 countries each year living with conditions like cataracts, glaucoma, retinal diseases and refractive errors. Our more than 25,000 associates are enhancing the quality of life through innovative products, partnerships with Eye Care Professionals and programs that advance access to quality eye care. Learn more at www.alcon.com.

Important Safety Information for the EVO Family of ICLs

The EVO ICL is indicated for phakic patients 21-45 years of age to correct/reduce myopia with up to 4.00 D of astigmatism with a spherical equivalent ranging from -3.00 to -20.0 D and with an anterior chamber depth (ACD) 3.0 mm or greater.

The EVO ICL is contraindicated in patients with a true ACD of <3.00mm; with anterior chamber angle less than Grade III; who have moderate to severe glaucoma, who are pregnant or nursing; less than 21 years of age; and who do not meet the minimum endothelial cell density (ECD) listed in the Directions For Use (DFU).

A summary of the relevant warnings, precautions and side effects: Endothelial cell loss, corneal edema, cataract, narrowing of the anterior chamber angle, pupillary block, increased intraocular pressure, glaucoma, secondary surgery to reposition, replace or remove the ICL, loss of BSCVA, increase in refractive astigmatism, glare and/or halos, pigment dispersion, iris transillumination defects, endophthalmitis, hypopyon, corneal endothelial damage, ICL dislocation, cystoid macular edema, iritis, retinal detachment, vitritis, and iris prolapse.

Please review the DFU for complete safety and other information before performing the clinical procedure.

Additional Information

This press release may be deemed solicitation material in respect of the proposed acquisition of STAAR. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. STAAR expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. Investors of STAAR are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by STAAR with the SEC at the SEC’s website at www.sec.gov and at STAAR’s website at investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

3/4

Participants in the Solicitation

STAAR and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of STAAR’s stockholders in connection with the proposed merger will be set forth in STAAR’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Connect with us on

Alcon Investor Relations

Daniel Cravens, Allen Trang

+ 41 589 112 110 (Geneva)

+ 1 817 615 2789 (Fort Worth)

investor.relations@alcon.com

Alcon Media Relations

Steven Smith

+ 41 589 112 111 (Geneva)

+ 1 817 551 8057 (Fort Worth)

globalmedia.relations@alcon.com

4/4

Alcon’s Perspective on STAAR Acquisition December 2025

2 Disclaimer Additional Information About the Merger and Where to Find It This presentation relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This presentation is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com. No Offer or Solicitation This presentation is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Participation in the Solicitation Alcon and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Alcon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Alcon’s proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on April 4, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1167379/000116737925000012/form6-kxagminvite2025.htm) and Alcon’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001167379/000116737925000008/alc-20241231.htm). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and in other documents filed by STAAR with the SEC. Investors should read the Proxy Statement carefully before making any voting decisions. You may obtain free copies of these documents using the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Forward-Looking Statements The information covered by this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this presentation that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, neither Alcon nor STAAR undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Summary

STAAR does not have the scale or resources to be a profitable, high-growth standalone company[1]

- **Business fundamentals have materially changed since Alcon's initial offer in October 2024** and the adjustment in value is appropriate given true product demand. **The market made that adjustment correctly**, and absent the proposed merger shareholders should expect the stock to return to that value indefinitely[1]
  - **Company reduced its sales guidance** from a 2023-26 CAGR of 15-20%[2] to an anemic 2%[3]
  - **China consumer confidence has dropped and remained depressed** since 2022[4]
  - Competitive environment in China expected to **intensify with new entrants**[3]
  - **Cutting costs is expected to stunt growth, not accelerate**[1]
  - Q3 2025 growth does not indicate a material change from recent lackluster performance[5]

Alcon, as the global leader in eye care, is best suited to maximize the value of EVO ICL[1]

- Despite STAAR being in play since July 2024 (including a highly publicized 30 day go-shop period that expired in early December) **Alcon remains the only interested buyer**[3]
- **Ability for existing stockholders to realize standalone value consistent with Alcon's offer is highly unlikely**[1]

1. Alcon estimates
2. STAAR Investor Presentation, March 2024; Growth estimate based on 2023 actual and $525m (midpoint of $500-550m guidance for 2026)
3. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025. STAAR Press Release December 8, 2025
4. Federal Reserve Economic Data, Federal Reserve Bank of St. Louis; Mid-year update: Five surprises from China's consumer market
5. Alcon estimates – based on STAAR revenue release October 20, 2025

Alcon

3

4 Current valuation reflects reality Activist stockholders are engineering a silent takeover Activist stockholders are engineering a silent takeover Merger is best option for stockholders Merger is best option for stockholders

5 Downward correction in valuation, rebasing off STAAR’s underlying performance, is reflected in both Alcon’s offer and the market … 213 270 319 525 562 601 643 688 2021 22 23 338 24e 25e 26e 27f 28f 29f 30f +18% 1. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 2. STAAR Investor Presentation, March 2024; $525m in 2026e taken as midpoint of $500-550m range 3. Illustrative: assumes 7% CAGR growth off of STAAR 2026 guidance Actual1 “Vision 2026” STAAR2 Illustrative forecast @ 7%3 Prior Guidance STAAR ICL Sales – Q1 2024, $m Actual1 STAAR Latest Forcast1 Current Guidance STAAR ICL Sales – Q3 2025, $m 213 270 319 525 688 313 260 340 364 389 417 446 2021 22 23 338 24 25e 26e 27f 28f 29f 30f -242 +2% Q4’24 price: ~$35 (basis for Alcon offer of $55/share) Q2’25 price: ~$17 (basis for Alcon offer of $28/share) Illustrative forecast @ 7%3

6 $0 $10 $20 $30 $40 $50 $60 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec … and the market correctly re-valued the company with minimal volatility in the 90 days preceding Alcon’s offer1 Media outlets publish articles indicating potential Alcon acquisition of STAAR STAAR highlights “softened” macroeconomic environment, especially in China3 STAAR discloses elevated China inventory and limited expected revenue from China in 1H ‘253 Alcon and STAAR announce proposed merger at $28 / share in cash 2024 2025 1 1 v 1 2 v 3 4 2 Median price target post Q1’25 earnings: ~$19 / share Alcon offer 1. Alcon estimates 2. S&P CapitalIQ 3. STAAR Earnings Calls, Q3 2024 and Q4 2024 STAAR Stock Price2 $/share 5 30 day “go-shop” period expired and Alcon increased offer to $30.75 / share in cash 5 1 3 4

7 China growth projections have corrected to reflect an underlying reality that’s dramatically lower than previously forecasted 107 148 186 2021 22 23 24e 25e 26e ~205 ~246 ~295 +17% 107 148 186 161 91 160 2021 22 23 24 25e 26e -5% 1. STAAR Press Release, dated Feb 26, 2024, titled STAAR Surgical Reports 4th Quarter and Fiscal Year 2023 Results 2. STAAR Investor Presentation, March 2024; 2024 based on 10% China sales growth guidance and ~20% estimate for 2025 and 2026 3. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 Inventory buildup Inventory bleed down Prior Guidance China ICL sales | Q1 20241,2, $m Current Guidance China ICL Sales | Q3 20253 , $m 2026 estimate reflects true demand (i.e., not a temporary dislocation from inventory issues)

8 Headwinds in China are structural and not transitory (1 of 3) Independent forecasts from expert sources indicate refractive procedures in China are in a slowdown with modest future growth prospects IQVIA Refractive Procedures in China1 Procedures, 000s 1. IQVIA 2. Market Scope 2025 Global Refractive Report 3. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 822 1,180 238 215 LTM Q2-24 768 1,050 158 202 LTM Q2-25 LASIK SMILE PRK ICL 2,455 2,179 -11% -6% -33% -6% -11% ▪ Total refractive procedures in China down LTM Q2-2025 vs. LTM Q2-2024, across all procedure types (IQVIA data1 ) ▪ STAAR believes “China procedure volumes were positive year-over-year in 1Q25, softened during 2Q25, and have not improved so far in 3Q25”3 ▪ Market Scope China forecast through 2030 ~6% CAGR2 Market Scope China Refractive Forecast2 CAGR ’25-’30, % 2% pa 6% pa 2% pa

9 Headwinds in China are structural and not transitory (2 of 3) Consumer confidence hasn’t meaningfully improved since bottoming out in 2022 65 130 2020 2022 2024 2026 100 China Composite Consumer Confidence Index1 1. Federal Reserve Economic Data, Federal Reserve Bank of St. Louis; Mid-year update: Five surprises from China’s consumer market Despite the return of growth in several sectors, China’s Consumer Confidence Index (CCI) remains near historic lows and has only gradually been recovering. Concerns about employment, economic stability, and especially the ongoing property downturn are still top of mind. McKinsey & Co, Aug 2025 “ “

10 Headwinds in China are structural and not transitory (3 of 3)1 Competition in China is quickly increasing in what was historically a 1-player market China-focused Ex-China Product(s) LOONG CRYSTAL PRL VISION PRO MPL ARTISAN EYECRYL IPCL v2.0 China Approval NMPA approval in 2025 NMPA approval in 2020; next-gen pending NMPA approval pending Clinical testing in China NA NA NA Other Markets NA NA TBD CE-marked US, LATAM, South America, EMEA, APAC, and Australia South America, EMEA, APAC LATAM, South America, EMEA, APAC, Australia; and Japan (2025) Key consideration China’s Green Channel regulatory pathway expedites registration for certain medical devices, leading to more local entrants and a rapidly evolving landscape 1. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025

Scaling globally outside China has been (and will likely remain) a challenge for STAAR …

Partnering with a strategic is the only viable path to accessing profitable growth[1]

"Go it alone"

- **Untenable global cost** structure, limited direct operations (7 markets)
- Over-indexed **risk** in China with slow inroads ex-China (e.g., US)
- Pipeline innovation that:
  - **Hasn't been productive** in overcoming stalled penetration into myopia[2] (nor providing a path to "break-through" ICLs that could change that trajectory)
  - Is **constrained** by STAAR's P&L and narrow ICL expertise
  - Has been **outpaced** by adjacent segments (e.g., LASIK)

"Partner with a strategic"

- Immediate synergies from **existing global scale** (56 direct markets)
- Immediate access to **established customer base** (e.g., US)
- **Clear path to "breakthrough innovation"** pairing EVO with best-in-class optical designs and Alcon expertise
  - World-class expertise across technical domains (e.g., optics)
  - Proven track record of developing / launching innovation

Alcon

1. Alcon estimates
2. From STAAR Sep 2025 "Alcon Merger Maximizes Value for Stockholders of STAAR Surgical" showing -9.8D average diopter in '20 to -9.4D in '24

11

12 … and recent cost-cutting activities are more likely to stall sales growth than to accelerate it 1. Forbes, 02 Feb 2024, Shannon Power, https://www.forbes.com/councils/forbesfinancecouncil/2024/02/02/you-cant-cost-cut-your-way-to-growth/ 2. STAAR Q2 2025 Earnings Call, August 2025 23.6 2Q24 21.0 2Q25 G&A -11% 11.9 2Q24 10.3 2Q25 R&D -13% Q2 2025 expense2 $m "You Can’t Cost Cut Your Way To Growth1 ” “Q2 year-over-year decrease is due to lower marketing, promotional and advertising activities…”2 31.0 2Q24 26.3 2Q25 S&M -15%

13 STAAR’s Q3’25 performance does not provide any indication that a corner is being turned1 89 69 Net Sales -22% Q3’24 Q3’25 STAAR Q3 YoY Financial Performance, $m 1 1. Q3’25 results exclude revenue associated with the previously disclosed Dec 2024 ICL shipment that was recognized Q3’25 2. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 • Q3 represents the first quarter that is mostly clear of China inventory issues • Excluding ICL shipment from Dec 2024 that was recognized in Q3, revenue is down double digits year-over-year in Q3 • STAAR believes China procedural volumes for EVO ICLs are essentially flat year to date – positive year over year in Q1’25, softened during Q2’25, and have not improved so far in Q3’252 • STAAR does not expect to be profitable FY’25 despite aggressive cost savings initiatives implemented to align STAAR’s cost structure with sales2 Excludes $25.9m in Q4 ’24 revenue recognized in Q3 ‘25

14 Current valuation reflects reality Current valuation reflects reality Activist stockholders are engineering a silent takeover Merger is best option for stockholders Merger is best option for stockholders

Activist stockholders are engineering a silent takeover of STAAR without paying any premium[1]

Broadwood

- Broadwood is a serial activist investor with 10+ activist campaigns launched since 2019[2]
- In latest campaign, Broadwood has polluted the proposed merger between STAAR and Alcon by lobbying interested parties with hyperbole about the transaction value, process and (nonexistent) BoD conflicts
- If proposed merger is unsuccessful and the stock returns to pre-merger levels, Broadwood has a path to **seize control of STAAR without paying *any* premium**, rebasing its investment at the expense of other existing stockholders
- On October 22, 2025, Broadwood issued a press release stating that it had notified the STAAR Board of its intention to call a Special Meeting of shareholders for the purpose of replacing several directors (presumably with replacements who share Broadwood's philosophy and potential takeover strategy)
- Broadwood has recently taken additional steps to strengthen its ability to complete a takeover of STAAR by purchasing an additional 2.8%[3] of STAAR's shares in November 2025
- Via this recently expanded 30.2%[3] stake, Broadwood has significant influence over any proposed strategic transactions requiring a stockholder vote – yet has held its position for 20+ years. Stockholders should not expect any transaction to meet Broadwood's woefully misguided and uninformed thesis of value

Example:

- *Broadwood asserted a potential conflict of interest by STAAR Chairman Dr. Yeu – a widely respected eyecare expert and former president of the American Society of Cataract and Refractive Surgery*
- *Dr. Yeu's consulting activity across many companies (incl. J&J, B&L and Zeiss) is public record, is evidence of her expertise, and was known when Broadwood voted for her as a Director*
- *In Aug '25 STAAR BoD rightfully determined no conflict existed*

Yunqi Capital

- Shortly after transaction announced, Yunqi Capital sold its entire holding in STAAR at ~$27 / share[4] but over the balance of August, Yunqi bought back a larger stake (~5%[5]) in STAAR at ~$28 / share – a perplexing decision for a supposedly sophisticated investor given transaction risk
- On October 31, 2025, Yunqi issued a press release stating that it had notified the STAAR Board of the need to change the composition of the Board and presenting Yunqi's own Christopher M. Wang as a Board candidate

Alcon

1. Alcon estimates
2. S&P CapitalIQ: Broadwood Capital, Inc.| Activist Profile
3. As shown in Schedule 13D/A filed with the SEC on November 21, 2025
4. As shown in Schedule 13D filed with the SEC on September 22, 2025
5. As shown in Schedule 13D/A filed with the SEC on November 3, 2025

15

Broadwood Capital's history as an activist leads to underwhelming returns[1] – potentially explaining its desire to rebase STAAR

Frequently holds positions for a long period; 3 / 6 current positions have been held for 15+ years

All companies that have become activist targets of Broadwood have underperformed the S&P 500 since Broadwood's initial investment[2]

Company	Investment duration *(years)*	TSR[2] relative to S&P500
STAAR	21.1	(105%)
Lineage / BioTime	21.6	(815%)
Comarco	11.3	Company Liquidated
IMDX / Oncocyte	9.8	(395%)
Asterias	4.0	(130%)

Source: FactSet, public filings; market data as of October 28, 2025
1. Broadwood's investment returns are not public
2. Investment Duration and Total Shareholder Return are calculated from (1) entry date as the earliest quarter-end in which Broadwood Capital, Inc. or Broadwood Partners, L.P. reported holdings via SEC Form 13F and (2) exit date as either the quarter-end in which Broadwood Capital, Inc. or Broadwood Partners, L.P. reported an exit via SEC Form 13F filings or the end of public trading for the Company

Alcon
16

17 Current valuation reflects reality Current valuation reflects reality Activist stockholders are engineering a silent takeover Activist stockholders are engineering a silent takeover Merger is best option for stockholders

18 Proposed Alcon transaction represents an attractive premium across multiple measures ALC Offer 90-Day VWAP1 $30.75 $18 ALC Offer Median Comp Transaction3 66% 26% ALC Offer Median Sellside Target2 $30.75 $19 74% premium to 90- Day VWAP 62% premium to Median Price Target 2.5x Median Premium Paid Source: Bloomberg, public filings 1. Based on 90-day VWAP for period ending August 4, 2025, which was the day before announcement. 2. Based on available brokers with current price targets as of August 1, 2025. 3. Comparable transactions based on U.S. cash-only MedTech deals announced since 2015 with deal value above $500mm. Transaction represents significant premium to STAAR stock price and is higher than precedent transactions:

19 Proposed Alcon transaction is at the high end of comparable ophthalmology transactions 4.9 6.0 3.5 3.7 3.9 6.3 Target Acquirer Date AV ($Bn) AV / LTM Sales Fwd Sales Growth Dec ‘23 Jul ‘21 Apr ‘19 Sep ‘16 Jul ‘16 1.1 0.3 0.5 4.3 0.5 4.9x 6.0x 3.5x 3.7x 3.9x Average 4.3x 10%+ 15%+ 10%+ ~5% ~8% Transaction value as multiple of LTM sales TBD 1.5 6.3x Mid-single digits Source: Public Filings, CapIQ

20 Proposed merger supported by expert independent analyst community covering the Company

21 Alcon is confident that no higher offer exists The STAAR Board of Directors adopted a 30 day “go-shop” period (expired early December) to confirm market for company and no alternative buyer emerged ▪ Given the niche nature of ICLs, the high concentration of sales in China, and the long-term headwinds facing STAAR, no other strategic or financial buyer exists who, in the foreseeable future, would pay more than Alcon’s proposed acquisition price No Competing Proposals over past decade ▪ As STAAR has disclosed, other than Alcon, no potential buyer has made an offer to purchase STAAR in the past decade

22 1. Alcon estimates STAAR doesn't have the scale or resources to be a profitable, high-growth standalone company Business fundamentals have materially changed since Alcon's initial offer in October 2024 and the adjustment in value is appropriate given true product demand – the market made that adjustment correctly Alcon, as the global leader in eye care, is best suited to maximize the value of this product – which is reflected in the premium offered Alcon is only acquiror to make an offer in the past decade; “go-shop” period expired with no competing offer for the company Ability for existing stockholders to realize value consistent with Alcon's offer is highly uncertain Proposed Alcon transaction is in the best interest of STAAR and its stockholders1